Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Xtant Medical Holdings, Inc.’s Registration Statements on Form S-3 (File Nos. 333-255988 and 333-255074), Form S-1 (File Nos. 333-224940, 333-251515 and 333-267817) and on Form S-8 (File Nos. 333-172891, 333-187563, 333-191248, 333-212510, 333-226588, 333-234595, 333-249762 and 333-268052) of our report dated March 7, 2023, relating to the December 31, 2022 consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado

April 1, 2024